SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 18, 1999

                             CHESAPEAKE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Virginia                 1-3203                    54-0166880
          --------                 ------                    ----------
     (State or Other            (Commission               (IRS Employer
     Jurisdiction of            File Number)            Identification No.)
     Incorporation)

                    1021 East Cary Street, Richmond, VA 23219
                    -----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (804) 697-1000



               Page 1 of 7 pages. Exhibit Index appears on page 7.


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                      INFORMATION TO BE INCLUDED IN REPORT
Item 2:  Acquisition or Disposition of Assets.

         On March 18, 1999, Chesapeake Corporation, a Virginia corporation ("Chesapeake"), completed its acquisition of substantially all of the outstanding capital shares of Field Group plc ("Field"), a European packaging company headquartered in the United Kingdom. The acquisition was effected through a tender offer by Chesapeake UK Acquisitions plc ("Chesapeake UK"), a wholly-owned subsidiary of Chesapeake, for all of the outstanding capital shares of Field at a purchase price of (pound)3.60 per share. The tender offer, which was recommended by Field's board of directors, represented a value of approximately US $355 million for Field's outstanding share capital. Including assumed debt of approximately $50 million, the tender offer reflected a total enterprise value for Field of approximately US $405 million.

         The tender offer initially was commenced by Chesapeake UK on January 20, 1999, at an offer price of (pound)3.20 per Field share. That initial offer price was determined through arms-length negotiations between Chesapeake and Field, and was recommended by Field's board of directors. In response to the announcement of a subsequent competing bid, on February 12, 1999, Chesapeake UK amended its offer to reflect the final offer price. The offer price is payable in cash, provided that Field's shareholders were offered the option to elect to receive unsecured loan notes to be issued by Chesapeake UK and guaranteed by Chesapeake, with a nominal value of (pound)1 for every (pound)1 of cash consideration (the "Loan Notes"), instead of all or part of the cash consideration to which they would otherwise be entitled (subject to proration in the event the Loan Note alternative was oversubscribed). The aggregate principal amount of the Loan Notes issuable pursuant to the offer was capped at approximately 20% of the aggregate offer consideration.


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         As  of  March  5,  1999,   Chesapeake   UK  had  received   shareholder
acceptances, irrevocable undertakings or acquired shares totaling 88% of the outstanding share capital of Field and declared its offer wholly unconditional. As of March 18, 1999, Chesapeake UK had received shareholder acceptances, irrevocable undertakings or acquired shares exceeding 90% of the outstanding share capital of Field and, at that time, all of the shareholder acceptances and irrevocable undertakings were accepted for purchase. As soon as practicable, pursuant to applicable provisions of United Kingdom law, Chesapeake UK intends to acquire compulsorily all remaining outstanding Field shares at the offer price, and to cancel Field's listing on the London Stock Exchange.

         Chesapeake believes that, following the compulsory acquisition of all remaining outstanding Field shares and the settlement (for cash or Loan Notes) of all outstanding Field stock options, in excess of 90% of the aggregate purchase price for Field of approximately $355 million will have been funded through borrowings under a new credit facility provided by First Union National Bank ("First Union"), as lender and administrative agent for a syndicate of banks, in an aggregate amount of $450 million (the "Credit Facility"). The Credit Facility consists of a $200 million 364-day revolving credit facility (which, at Chesapeake's option, may be converted into a two-year term loan) and a $250 million five-year revolving credit facility. Borrowings under the Credit Facility bear interest and incur facility fees at a variable rate per annum, which are initially equal to an all-in cost of LIBOR plus 1.0%. The Credit Facility contains customary representations, warranties and covenants, including covenants that require Chesapeake to maintain certain financial ratios. In addition, the Credit Facility includes a provision that requires Chesapeake to apply 50% of the net proceeds of any sale of its timberlands to permanently

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extinguish  borrowings  under the  364-day  revolving  credit  facility  (or the successor  term loan,  if  Chesapeake  has  exercised  its  conversion  option).
Chesapeake   has  previously   announced   that  it  is  considering   strategic
alternatives with respect to its timberlands. The remainder of the purchase price will have been paid through the issuance of Loan Notes. The Loan Notes bear interest at a variable rate per annum equal to the LIBOR rate for six month sterling deposits, are redeemable in whole or part at the option of the holders on each biannual interest payment date commencing March 31, 2000, and, if not earlier redeemed, mature on September 30, 2006.

         Field specializes in the design and production of cartons, containers, printed leaflets and labels. The company is focused on three customer sectors:
Pharmaceuticals and Healthcare; International and Branded Products; and Food and Household. The company operates 17 facilities in the UK, Ireland, the Netherlands, Belgium and France. Field's Pharmaceutical and Healthcare division offers a pan-European integrated solution for cartons, labels and leaflets. Its International and Branded Products division produces packaging and labels predominately for the drinks, tobacco and confectionery markets. Its Food and Household division has established key relationships with multinational consumer products companies. For the 53 weeks ended April 4, 1998, Field reported profits before tax of (pound)24 million on revenues of (pound)245 million, or profits before tax of approximately US $40 million on revenues of approximately US $400 million. While Chesapeake will review Field's businesses and their respective assets, structure, operations and property, Chesapeake has no present intention

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to use the plant,  equipment  or other  physical  property of Field for purposes materially different from the purposes for which they were used prior to the acquisition.

         Additional information with respect to the transaction described herein is set forth in the exhibits hereto, which are incorporated herein by reference.

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.

         a)   Financial Statements of Business Acquired.

                  The Registrant has determined that it is impractical to file the required audited historical financial statements of Field concurrently with this Form 8-K. The Registrant will file such audited historical financial statements by amendment as soon as practicable, but in any event not later than June 1, 1999.

         b)   Pro Forma Financial Information.

                  The Registrant has determined that it is impracticable to file the required pro forma financial information concurrently with this Form 8-K. The Registrant will file such pro forma financial information by amendment as soon as practicable, but in any event not later than June 1, 1999.

         c)   Exhibits.

                  Number      Exhibit
                  ------      -------

                    4.1 Amended and Restated Credit Agreement among Chesapeake Corporation, Chesapeake UK Holdings Limited, Various Lenders and First Union National Bank, as Administrative Agent, dated as of March 15, 1999 (filed as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference).

                  Pursuant to Rule 601(b)(2) of Regulation S-K, Chesapeake agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to the foregoing Exhibits.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      CHESAPEAKE CORPORATION

Date:  April 2,  1999                          By: /s/ William T. Tolley
                                                  -----------------------------
                                                       William T. Tolley
                                                       Senior Vice President -
                                                         Finance & Chief
                                                         Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.                          Description


4.1 Amended and Restated Credit Agreement among Chesapeake Corporation, Chesapeake UK Holdings Limited, Various Lenders and First Union National Bank, as administrative Agent, dated as of March 15, 1999 (filed as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference).